Exhibit 3(a)-3

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PPL ELECTRIC UTILITIES CORPORATION

ARTICLE I.

The name of the Corporation is

PPL ELECTRIC UTILITIES CORPORATION

ARTICLE II.

The location and post office address of the registered office of the Corporation in this Commonwealth is

Two North Ninth Street

Allentown, Pennsylvania 18101

ARTICLE III.

The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which a corporation may be incorporated under said Business Corporation Law, including but not limited to:

1.The supply of light, heat or power to the public by means of electricity or by any other means.

2.The production, generation, manufacture, transmission, storage, distribution or furnishing of artificial or natural gas, electricity or steam or air conditioning or refrigerating services, or any combination thereof to or for the public.

3.The diverting, pumping or impounding of water for the development or furnishing of hydroelectric power to or for the public.

4.The transportation of artificial or natural gas, electricity, petroleum or petroleum products or water or any combination of such substances for the public.

5.The diverting, developing, pumping, impounding, distributing or furnishing of water from either surface or subsurface sources to or for the public.

6.Manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, the furnishing of services, and acquiring, owning, using and disposing of real property of every nature whatsoever.

ARTICLE IV.

The term for which the Corporation is to exist is perpetual.

ARTICLE V.

The aggregate number of shares which the Corporation shall have authority to issue is 185,629,936 shares, divided into 629,936 shares of 41/2% Preferred Stock, par value $100 per share; 10,000,000 shares of Series Preferred Stock, par value $100 per share; 5,000,000 shares of Preference Stock, without nominal or par value; and 170,000,000 shares of Common Stock, without nominal or par value.

ARTICLE VI.

The designations, preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class shall be as follows:

Division A - 41/2% PREFERRED STOCK

SECTION 1.Dividend Rate. The 41/2% Preferred Stock shall be entitled to dividends, as provided in Division C, at the rate of four and one-half percent (41/2%) per annum, such dividends to be cumulative from the date of issuance thereof.

SECTION 2.Restrictions on Certain Corporate Action.

(A)Upon the vote of a majority of all the Directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote, the Corporation may from time to time create or authorize one or more other classes of stock with such designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the voting and other rights and powers and terms as to redemption as may be determined by said vote, which may be the same or different from the designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the classes of stock of the Corporation then authorized; provided, however, that no new class of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the 41/2% Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of 41/2% Preferred Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which the creation or authorization of such new class of stock or such convertible securities is considered. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

(B)The expressed rights, privileges, terms and conditions of the 41/2% Preferred Stock then outstanding shall not be amended, altered, changed or repealed in a manner substantially prejudicial to the holders thereof unless the holders of record of not less than two-thirds of the number of shares of the 41/2% Preferred Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which such amendment, alteration, change or repeal is considered.

Division B - SERIES PREFERRED STOCK

SECTION 1.Division into Series.

(A)All shares of Series Preferred Stock shall be identical except that the dividend rate, the amount to which such shares shall be entitled upon redemption and upon liquidation, the sinking fund, if any, as well as the provisions, if any, with respect to convertibility may vary between different series. The Series Preferred Stock may be divided into, and issued from time to time, in one or more series, each of such series to have such distinctive designation, terms, relative rights, privileges, limitations, preferences and voting powers and such prohibitions, restrictions, and qualifications of the voting and other rights and powers as are fixed and determined in this Article VI or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as provided in this Division B.

(B)Authority is hereby expressly granted to the Board of Directors to establish one or more series of Series Preferred Stock and with respect to each series to fix and determine by resolution or resolutions providing for the issue of such series:

(1)the number of shares to constitute such series and the distinctive designation thereof to distinguish the shares thereof from the shares of all other series and classes;

(2)the dividend rate on the shares of such series, and the date or dates from which dividends shall be cumulative;

(3)the amount to which shares of such series shall be entitled upon redemption;

(4)the amount to which shares of such series shall be entitled upon liquidation;

(5)the amount of the sinking fund, if any, for the purchase or redemption of shares of such series; and

(6)the terms and conditions, if any, upon which the shares of such series may be converted into other securities of the Corporation

SECTION 2.Restrictions on Certain Corporate Action.

(A)Upon the vote of a majority of all of the Directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote, the Corporation may from time to time create or authorize one or more classes of stock in addition to the Series Preferred Stock, the 41/2% Preferred Stock, the Preference Stock and the Common Stock, with such designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the voting and other rights and powers and terms as to redemption as may be determined by said vote, which may be the same or different from the designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the classes of stock of the Corporation then authorized; provided, however, that no new class of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Series Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Series Preferred Stock and the 41/2% Preferred Stock then outstanding (consenting or voting as a single class separate from the holders of the Preference Stock and the Common Stock) shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which the creation or authorization of such new class of stock or such convertible securities is considered. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

(C)The provisions of this Section 2 of this Division B requiring the approval of a specified percentage of the holders of the Series Preferred Stock and the 41/2% Preferred Stock voting or consenting as a class shall be construed as in addition to and not in substitution for, any provisions of Division A of this Article VI requiring the approval of the holders of a specified percentage of the 41/2% Preferred Stock.

(D)The expressed rights, privileges, terms and conditions of the Series Preferred Stock then outstanding, insofar as they are set forth in the foregoing subsections of this Section 2 shall not be amended, altered, changed or repealed in a manner substantially prejudicial to the holders thereof unless (1) the holders of record of not less than two-thirds of the number of shares of the Series Preferred Stock and the 41/2% Preferred Stock then outstanding (consenting or voting as a single class separate from the holders of the Preference Stock and the Common Stock) shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which such amendment, alteration, change or repeal is considered, and (2) the expressed rights, privileges, terms and conditions of the 41/2% Preferred Stock, are, at the same time, similarly amended, altered, changed or repealed. The expressed rights, privileges, terms and conditions of the Series Preferred Stock then outstanding, other than those set forth in the foregoing subsections of this Section 2, shall not be amended, altered, changed or repealed in a manner substantially prejudicial to the holders thereof unless the holders of record of not less than two-thirds of the number of shares of the Series Preferred Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which such amendment, alteration, change or repeal is considered.

SECTION 3.Variations Among Series of Series Preferred Stock.

(A)4.60% Series Preferred Stock. The terms of the "4.60% Series Preferred Stock," in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows: the dividend rate shall be 4.60% per annum, and dividends on each share of such series shall be cumulative from the date or dates of initial issue of shares of such series; the redemption price shall be $103 per share at any time; $103 per share shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation and $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 63,000 shares.

(B)4.40% Series Preferred Stock. The terms of the "4.40% Series Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows: the dividend rate shall be 4.40% per annum, and dividends on each share of such series shall be cumulative from the date or dates of the initial issue of shares of such series; the redemption price shall be $102 per share at any time; $102 per share shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation and $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 229,214 shares.

(C)3.35% Series Preferred Stock. The terms of the "3.35% Series Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows: the dividend rate shall be 3.35% per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such series; the redemption price shall be $103.50 per share at any time; $103.50 per share shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation and $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 53,248 shares.

(D)6.75% Series Preferred Stock. The terms of the "6.75% Series Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

(1)The dividend rate shall be 6.75% per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such series;

(2)Shares of this Series are not redeemable prior to October 1, 2003. On or after October 1, 2003, the Corporation may, by resolution of the Board of Directors or the Executive Committee of the Board of Directors, redeem all, or from time to time, any part of the outstanding shares of this Series, at the following redemption prices per share:

If Redeemed During Twelve Month Period Ending September 30	Redemption Prices
2004	103.38%
2005	103.04
2006	102.70
2007	102.36
2008	102.03
2009	101.69
2010	101.35
2011	101.01
2012	100.68
2013	100.34

and thereafter at $100.00 per share. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

(3)$100.00 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this series authorized is 850,000 shares.

(E)6.125% Series Preferred Stock. The terms of the "6.125% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

(1)The dividend rate shall be 6.125% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

(2)So long as any shares of this Series remain outstanding, the Corporation, after full dividends on all outstanding shares of the 41/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "6.125% Sinking Fund"), out of funds legally available therefor, (i) annually on October 1 in each of the years 2003 through 2007, 57,500 shares of this Series, and (ii) on October 1, 2008, the remaining shares of this Series. The Corporation's obligation to make redemptions for the 6.125% Sinking Fund on any such October 1 as provided in this subparagraph (2) (such obligations on each such date being herein called the "6.125% Sinking Fund Obligation") shall be cumulative so that if on any such October 1 the funds of the Corporation legally available for the 6.125% Sinking Fund shall be insufficient to permit the Corporation to discharge its 6.125% Sinking Fund Obligation on such date, or if for any other reason such 6.125% Sinking Fund Obligation shall not have been discharged in full on such date, then such 6.125% Sinking Fund Obligation, to the extent not discharged, shall become an additional 6.125% Sinking Fund Obligation for each succeeding October 1 until fully discharged. The price at which shares of this Series shall be called for redemption through the 6.125% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. The Corporation's 6.125% Sinking Fund Obligation may be discharged, in whole or part, by the application of any shares of this Series purchased or otherwise acquired by the Corporation on or before such date. If the Corporation shall for any reason fail to discharge in full its 6.125% Sinking Fund Obligation on any such October 1, the Corporation shall not thereafter, unless and until such 6.125% Sinking Fund Obligation and its 6.125% Sinking Fund Obligation for each and every prior October 1 shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock.

(3)Shares of this Series are not redeemable prior to October 1, 2003. On and after October 1, 2003, the Corporation may, by resolution of the Board of Directors or the Executive Committee of the Board of Directors, redeem all, or from time to time, any part of the outstanding shares of this Series at $100 per share. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

(4)$100.00 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this series authorized is 1,150,000 shares.

(F)6.33% Series Preferred Stock. The terms of the "6.33% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

(1)The dividend rate shall be 6.33% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

(2)So long as any shares of this Series remain outstanding, the Corporation, after full dividends on all outstanding shares of the 41/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "6.33% Sinking Fund"), out of funds legally available therefor, (i) annually on July 1 in each of the years 2003 through 2007, 50,000 shares of this Series, and (ii) on July 1, 2008, the remaining shares of this Series. The Corporation's obligation to make redemptions for the 6.33% Sinking Fund on any such July 1 as provided in this subparagraph (2) (such obligations on each such date being herein called the "6.33% Sinking Fund Obligation") shall be cumulative so that if on any such July 1 the funds of the Corporation legally available for the 6.33% Sinking Fund shall be insufficient to permit the Corporation to discharge its 6.33% Sinking Fund obligation on such date, or if for any other reason such 6.33% Sinking Fund Obligation shall not have been discharged in full on such date, then such 6.33% Sinking Fund Obligation, to the extent not discharged, shall become an additional 6.33% Sinking Fund Obligation for each succeeding July 1 until fully discharged. The price at which shares of this Series shall be called for redemption through the 6.33% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. The Corporation's 6.33% Sinking Fund Obligation may be discharged, in whole or part, by the application of any shares of this Series purchased or otherwise acquired by the Corporation on or before such date. If the Corporation shall for any reason fail to discharge in full its 6.33% Sinking Fund Obligation on any such July 1, the Corporation shall not thereafter, unless and until such 6.33% Sinking Fund Obligation and its 6.33% Sinking Fund Obligation for each and every prior July 1 shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock.

(3)Shares of this Series are not redeemable prior to October 1, 2003. On and after October 1, 2003, the Corporation may, by resolution of the Board of Directors or the Executive Committee of the Board of Directors, redeem all, or from time to time, any part of the outstanding shares of this Series at $100 per share. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

(4)$100.00 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this series authorized is 1,000,000 shares.

(G)5.95% Series Preferred Stock. The terms of the "5.95% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

(1)The dividend rate shall be 5.95% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

(2)The Corporation, after full dividends on all outstanding shares of the 41/2% Preferred Stock and the Series Preferred Stock including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "5.95% Sinking Fund"), out of funds legally available therefor, on April 1, 2001, all of the outstanding shares of this Series. If on April 1, 2001, the required number of shares shall not be redeemed because of the lack of legally available funds, or for any other reason, the amount required to be redeemed shall be carried forward until such obligation is fully discharged. The price at which shares of this Series shall be called for redemption through the 5.95% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. If the Corporation shall for any reason fail to discharge in full its 5.95% Sinking Fund obligation on April 1, 2001, the Corporation shall not thereafter, unless and until such 5.95% Sinking Fund obligation shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

(3)The amount per share for this Series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this Series authorized is 300,000 shares.

(H)6.05% Series Preferred Stock. The terms of the "6.05% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

(1)The dividend rate shall be 6.05% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

(2)The Corporation, after full dividends on all outstanding shares of the 41/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a Sinking Fund for the retirement of this Series (the "6.05% Sinking Fund"), out of funds legally available therefor, on April 1, 2002, all of the outstanding shares of this Series. If on April 1, 2002, the required number of shares shall not be redeemed because of the lack of legally available funds, or for any other reason, the amount required to be redeemed shall be carried forward until such obligation is fully discharged. The price at which shares of this Series shall be called for redemption through the 6.05% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. If the Corporation shall for any reason fail to discharge in full its 6.05% Sinking Fund obligation on April 1, 2002, the Corporation shall not thereafter, unless and until such 6.05% Sinking Fund obligation shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

(3)The amount per share for this Series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this Series authorized is 250,000 shares.

(I)6.15% Series Preferred Stock. The terms of the "6.15% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

(1)The dividend rate shall be 6.15% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

(2)The Corporation, after full dividends on all outstanding shares of the 41/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "6.15% Sinking Fund"), out of funds legally available therefor, on April 1, 2003, all of the outstanding shares of this Series. If on April 1, 2003, the required number of shares shall not be redeemed because of the lack of legally available funds, or for any other reason, the amount required to be redeemed shall be carried forward until such obligation is fully discharged. The price at which shares of this Series shall be called for redemption through the 6.15% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. If the Corporation shall for any reason fail to discharge in full its 6.15% Sinking Fund obligation on April 1, 2003, the Corporation shall not thereafter, unless and until such 6.15% Sinking Fund obligation shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

(3)The amount per share for this Series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this Series authorized is 250,000 shares.

(J)For the purposes of the foregoing paragraphs (A) through (I), the terms "involuntary liquidation, dissolution or winding up" shall include, without being limited to, a liquidation, dissolution or winding up of the Corporation resulting in the distribution of all of the net proceeds of a sale, lease or conveyance of all or substantially all of the property or business of the Corporation to any governmental body including, without limitation, any municipal corporation or political subdivision or authority.

Division C - PROVISIONS APPLICABLE TO BOTH THE 41/2%

PREFERRED STOCK AND THE SERIES PREFERRED STOCK

SECTION 1.General. The term "Preferred Stock" whenever used in this Article VI, shall be deemed to include the 41/2% Preferred Stock, the Series Preferred Stock and any other class of stock entitled to dividends on a parity with the 41/2% Preferred Stock and Series Preferred Stock.

SECTION 2.Dividends.

(A)The shares of Preferred Stock shall be entitled to the payment of dividends on a parity with each other at the rate or rates established by or pursuant to the provisions of this Article VI and in preference to the Preference Stock and the Common Stock, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends.

(B)Said dividends shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year or otherwise as the Board of Directors may determine, to shareholders of record as of a date not exceeding forty (40) days and not less than ten (10) days preceding such dividend payment dates, to be fixed by the Board of Directors. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon out of net profits or surplus earnings other than dividends established by or pursuant to this Article VI.

SECTION 3.Preferences In Distribution. The shares of the 41/2% Preferred Stock and the Series Preferred Stock shall be entitled to share on a parity with each other, and shall have a preference over the Preference Stock and the Common Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of assets, other than net profits or surplus earnings until there shall have been paid in respect of the shares of:

(A)41/2% Preferred Stock-the full par value thereof, or

(B)Series Preferred Stock-the liquidation price fixed as provided in Division B;

plus, in either case, an amount, if any, by which an amount equivalent to the annual dividend upon such shares from the date after which dividends thereon became cumulative to the date of liquidation exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of liquidation. The 41/2% Preferred Stock and the Series Preferred Stock shall not receive any share in any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in any distribution of assets in excess of the aggregate amount specified in this section.

SECTION 4.Voting Rights.

(A)Except as otherwise provided in these Amended and Restated Articles of Incorporation, each share of the 41/2% Preferred Stock, the Series Preferred Stock, the Common Stock and (if, and to the extent, stated in the resolution or resolutions providing for the issue of a series of Preference Stock) the Preference Stock shall be equal in voting power and shall entitle the holder thereof to one vote upon any question presented to any shareholders meeting, it being hereby agreed and declared that a majority in number of shares regardless of the class to which such shares may belong is a majority in value or in interest within the meaning of any statute or law requiring the consent of stockholders holding a majority in interest or a greater amount in value of stock of the Corporation.

(B)If and when dividends payable on any shares of Preferred Stock shall be in default in an amount equivalent to the annual dividend, or more, per share, and thereafter until all dividends on the Preferred Stock (of all classes and series) in default shall have been paid, the holders of the Preferred Stock voting as a single class, separate from the holders of the Preference Stock and the Common Stock, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock and the Preference Stock (if, and to the extent, stated in the resolution or resolutions providing for the issue of a series of Preference Stock), voting separately as a class, shall have the right to elect the remaining directors of the Corporation. The terms of office, as directors, of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that, if the holders of the Preference Stock and/or the Common Stock shall not have exercised their right to elect directors of the Corporation (either by voting together as a single class or by voting separately as two distinct classes, as the case may be) because of the lack of a quorum consisting of a majority of the required class, then such remaining directors shall be elected by the directors whose term of office is thus terminated and who have not been elected by the holders of the Preferred Stock as a class; and in that event, such elected directors shall hold office for the interim period, pending such time s a quorum of the requisite class shall be present at a meeting held for the election of directors.

(C)If and when all dividends then in default on the Preferred Stock, then outstanding, shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors and the voting power of the holders of the Preferred Stock and the holders of the Common Stock and the Preference Stock (to the extent stated in the resolution or resolutions providing for the issue of a series of Preference Stock) shall revert to the status existing before the first dividend payment date on which dividends on any shares of the Preferred Stock were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the Preferred Stock in case of further like default or defaults on dividends thereon. Upon the termination of any such special voting right, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

(D)In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock, voting as a single class separate from the holders of the Common Stock and the holders of any series of Preference Stock with voting rights, the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant.

(E)In case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred Stock, the remaining directors not elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining such director if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

(F)Whenever the right shall have accrued to the holders of the Preferred Stock to elect directors, voting as a single class separate from the holders of the Common Stock and the holders of any series of Preference Stock with voting rights, then upon request in writing signed by any holder of the Preferred Stock entitled to vote, delivered by registered mail or in person to the president, a vice president or secretary of the Corporation, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix, not less than ten (10) nor more than sixty (60) days after the receipt of such request, for the purpose of electing directors. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of a class or classes of stock shall have the special right, voting as a single class, separate from the holders of the other class or classes of stock (not entitled to such special right), to elect directors, the presence in person or by proxy of the holders of a majority of such other class or classes of stock (counted either separately as single classes or together as a single class, as the case may be) shall be required to constitute a quorum of such class or classes for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or classes of stock entitled to such special right shall be required to constitute a quorum of such class or classes for the election of directors; provided, however, that the absence of a quorum of the holders of any such class or classes of stock shall not prevent the election at any such meeting or any adjournment thereof of directors by any other class or classes if the necessary quorum of the holders of stock of such other class or classes is present in person or by proxy at such meeting or adjournment thereof; and provided further that in the event a quorum of the holders of the Preferred Stock is not present, then the election of the directors elected by the holders of any other class or classes of stock shall not become effective and the directors so elected by such other class or classes of stock shall not assume their offices and duties until the holders of the Preferred Stock shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of stock of any class, a majority of the holders of the stock of such class who are present in person or by proxy shall have the power to adjourn the election of the directors to be elected by such class from day to day or for such longer periods, not exceeding 15 days, each, as such majority shall direct without notice other than announcement at the meeting until the requisite number of holders of such class shall be present in person or by proxy.

SECTION 5.Redemption.

(A)By a majority vote of the Board of Directors of the Corporation:

(1)the 41/2% Preferred Stock may be redeemed in whole or in part at any time at One Hundred Ten Dollars ($110.00) per share, or

(2)any series of Series Preferred Stock may be redeemed in whole or in part at any time at the redemption price fixed and determined as specified in Division B;

plus, in either case, an amount, if any, by which an amount equivalent to the annual dividend upon such shares from the date after which dividends thereon became cumulative to the date of redemption exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of redemption. If, pursuant to such vote, less than all of the shares of any class or series thereof of the Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Corporation shall determine, by a bank or trust company chosen for that purpose by the Board of Directors of the Corporation.

(B)Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock.

(C)Notice of the intention of the Corporation to redeem shares of the Preferred Stock or any thereof shall be mailed thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. At any time after such notice has been mailed as aforesaid, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company in the City of Philadelphia, Pennsylvania; City of Allentown, Pennsylvania; or in the City of New York, New York, named in such notice, payable in amounts aforesaid to the respective orders of the record holders of the shares so to be redeemed, on endorsement and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to said shares and from and after the making of such deposit, said holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive said moneys from said bank or trust company with interest, if any, allowed by such bank or trust company on such moneys deposited as provided in this subsection (C), on endorsement and surrender of their certificates as aforesaid.

(D)Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors of the Corporation, shall be repaid to the Corporation and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount without interest equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation.

Division D - PREFERENCE STOCK

SECTION 1.General. To the extent permitted by these Amended and Restated Articles of Incorporation, the Board of Directors, by majority vote of a quorum, shall have the authority to issue shares of Preference Stock from time to time in one or more series, and to fix by resolution, at the time of issuance of each of such series, the distinctive designations, terms, relative rights, privileges, qualifications, limitations, options, conversion rights, preferences, and voting powers, and such prohibitions, restrictions and qualifications of voting or other rights and powers thereof except as they are fixed and determined in this Article VI. The dividend rate or rates, dividend payment dates or other terms of a series of Preference Stock may vary from time to time dependent upon facts ascertainable outside of these Amended and Restated Articles of Incorporation if the manner in which the facts will operate to fix or change such terms is set forth in the express terms of the series or upon terms incorporated by reference to an existing agreement between the Corporation and one or more other parties or to another document of independent significance or otherwise to the extent permitted by the Business Corporation Law of 1988.

SECTION 2.Dividends. Subject to the provisions of Section 2(A) of Division C, the holders of shares of each series of Preference Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for the purpose under 15 Pa.C.S. 1551 (relating to distributions to shareholders) or any superseding provision of law subject to any additional limitations in the express terms of the series, cash dividends at the rate or rates and on the terms which shall have been fixed by or pursuant to the authority of the Board of Directors with respect to such series and no more, payable at such time or times as may be fixed by or pursuant to the authority of the Board of Directors. If and to the extent provided by the express terms of any series of Preference Stock, the holders of the series shall be entitled to receive such other dividends as may be declared by the Board of Directors.

SECTION 3.Liquidation of the Corporation. Subject to the provisions of Section 3 of Division C, in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preference Stock shall be entitled to receive from the assets of the Corporation (whether capital or surplus), prior to any payment to the holders of shares of Common Stock or of any other class of stock of the Corporation ranking as to assets subordinate to the Preference Stock, the amount per share (which, in the case of an involuntary liquidation, dissolution or winding up, shall not be in excess of the original offering price per share (not including accrued dividends, if any) or $100 per share, whichever is less) which shall have been fixed and determined by the Board of Directors with respect thereto, plus the accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared. For the purposes of this section, the terms "involuntary liquidation, dissolution or winding up" shall include, without being limited to, a liquidation, dissolution or winding up of the Corporation resulting in the distribution of all of the net proceeds of a sale, lease or conveyance of all or substantially all of the property or business of the Corporation to any governmental body including, without limitation, any municipal corporation or political subdivision or authority.

SECTION 4.Conversion Privileges. In the event any series of the Preference Stock is issued with the privilege of conversion, such stock may be converted, at the option of the record holder thereof, at any time or from time to time, as determined by the Board of Directors, in the manner and upon the terms and conditions stated in the resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof.

SECTION 5.Redemption. The Corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of the Preference Stock or of any series thereof at such time or times as may be fixed by the Board, at the applicable price for each share, and upon the terms and conditions which shall have been fixed and determined by the Board with respect thereto.

SECTION 6.Voting Rights. Each holder of record of shares of a series of Preference Stock shall have full voting rights of one vote per share or such other limited, multiple, fractional or conditional or no voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of the shares of such series. Unless provided in such resolution or resolutions, no holder of shares of Preference Stock shall have cumulative voting rights.

Division E - COMMON STOCK

SECTION 1.Dividends And Shares In Distribution On Common Stock.

(A)Subject to the rights of the holders of the Senior Stock, and the Preference Stock and subordinate thereto, the Common Stock alone shall receive all further dividends and shares upon liquidation, dissolution, winding up or distribution.

(B)A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any provision of this Article VI.

SECTION 2.Voting Rights. Except as otherwise provided in these Amended and Restated Articles of Incorporation, each share of the 41/2% Preferred Stock, the Series Preferred Stock and the Common Stock shall be equal in voting power and shall entitle the holder thereof to one vote upon any question presented to any shareholders' meeting, it being hereby agreed and declared that a majority in number of shares (including, if and to the extent provided pursuant to Division D, shares of Preference Stock) regardless of the class to which such shares may belong is a majority in value or in interest within the meaning of any statute or law requiring the consent of stockholders holding a majority in interest or a greater amount in value of stock of the Corporation.

Division F - GENERAL

Pre-emptive Rights. The Corporation may issue or sell shares, option rights, or securities having conversion or option rights for money or otherwise without first offering them to shareholders of any class or classes.

Redemption. Any shares of the 41/2% Preferred Stock, the Series Preferred Stock, the Preference Stock and the Common Stock which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares, without, in the case of the Series Preferred Stock, designation as to series.

Convertibility. Unless otherwise provided in the terms of a series of Series Preferred Stock or Preference Stock or otherwise in these Amended and Restated Articles of Incorporation, the shares of each of the 41/2% Preferred Stock, the Series Preferred Stock, the Preference Stock and the Common Stock, respectively, shall not be convertible into shares of any other class or classes or into any other securities of the Corporation.

ARTICLE VII.

A majority of the directors may amend, alter or repeal the Bylaws, subject to the power of the shareholders to change such action; provided, however, that any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Sections 3.01, 3.01.1, 3.04, 3.05, or 3.13 of the Bylaws, if by action of the shareholders, shall be only upon the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast, and if by action of the directors, shall be only upon the approval of two-thirds of the directors.

ARTICLE VIII.

These Amended and Restated Articles of Incorporation may be amended in the manner from time to time prescribed by statute and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that, notwithstanding the foregoing (and in addition to any vote that may be required by law, these Amended and Restated Articles of Incorporation or the Bylaws), the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Articles VII or VIII of these Amended and Restated Articles of Incorporation.

ARTICLE IX.

The following provisions of the Business Corporation Law of 1988 shall not be applicable to the Corporation: 15 Pa.C.S. 2538 (relating to approval of transactions with interested shareholders) and 15 Pa.C.S. Subchapter E (relating to control transactions).

ARTICLE X.

(A)The Corporation shall have at all times at least at least one individual who is an Independent Director. The Independent Director may not delegate his or her duties, authorities or responsibilities hereunder. If the Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Directors shall be taken until a successor Independent Director is appointed by the Board of Directors and qualifies and approves such action.

(B)Notwithstanding any other provision of these Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, the shareholders of the Corporation, any Director or any other Person, the Corporation shall not, and neither the shareholders of the Corporation, nor any Director nor any other Person on behalf of the Corporation shall, without the prior unanimous consent of the Directors, including the Independent Director, do any of the following: (i) make a general assignment for the benefit of creditors; (ii) file a petition commencing a voluntary bankruptcy case; (iii) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator, receiver or other person or entity fulfilling a similar function for it or its assets or any substantial portion thereof; (v) seek, consent to or acquiesce in the appointment of a trustee, liquidator, receiver or other person or entity fulfilling a similar function for it or all or any substantial part of its assets; (vi) amend any provision of this Article X or Article XI, or amend Section 9.05 of the Bylaws; or (vii) take action in furtherance of any such action. In discharging their duties as Directors, including with regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Corporation is insolvent, the Directors of the Corporation may, in considering the best interests of the Corporation, consider the effects of any action upon any groups affected by such action, including the creditors of the Corporation. The Directors shall not be required, in considering the best interests of the Corporation or the effects of any action, to regard the interests of shareholders of the Corporation as a dominant or controlling interest or factor.

(C)As used in this Article X, the following terms shall have the following meanings:

"Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Independent Director" shall mean, with respect to the Corporation, a Director who is not, and within the previous five years was not (except solely by virtue of such Person's serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of any bankruptcy-remote special purpose entity that is an Affiliate of PPL Corporation or the Corporation) (i) a shareholder, member, partner, director, officer, manager, employee, Affiliate, customer, supplier or independent contractor of, or a Person that has received any benefit in any form whatever from (other than in such Director's capacity as a ratepayer or customer of the Corporation in the ordinary course of business), or a Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Corporation, PPL Corporation, or any of their Affiliates, or (ii) a Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Corporation, PPL Corporation or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a shareholder, member, partner, director, officer, manager, employee, Affiliate, customer, supplier, creditor or independent contractor of, or a Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of the Corporation in the ordinary course of business), or a Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Director. For purposes of this definition, "major creditor" shall mean a natural person or business entity to which the Corporation, PPL Corporation or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Director adversely to the interests of the Corporation when the interests of that Person are adverse to those of the Corporation.

"Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization, governmental authority or other entity.

"PPL Corporation" shall mean PPL Corporation, a Pennsylvania corporation, or any successor thereto as holder of the common stock of the Corporation, and/or any other Person that is or becomes an Affiliate of the Corporation as a result of its holding of shares of the Corporation.

ARTICLE XI.

No shareholder of the Corporation and no creditor of any shareholder of the Corporation shall have any claim on the assets of the Corporation except to the extent of any dividends or other distributions declared by the Board of Directors or otherwise expressly provided for by these Articles of Incorporation or the Business Corporation Law of the Commonwealth of Pennsylvania.